SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – May 19, 2006

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24341	54-18652710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Bala Plaza, Suite 300
Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

(610) 660-7817

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

James Archbold, our Vice President, Secretary and Director of Investor Relations, adopted a written plan in accordance with Rule 10b5–1 under the Securities Exchange Act of 1934, as amended, for the purpose of selling a portion of his Central European Distribution Corporation equity holdings. Mr. Archbold’s plan covers the possible exercise and sale of up to 66,375 shares of common stock over the period commencing June 13, 2006 and ending no later than December 31, 2006, subject to the terms of the plan.

A Rule 10b5–1 plan is designed to enable a corporate insider to avoid any real or perceived conflict of interest in connection with the trading of company securities. A written plan is established at a time when the corporate insider does not have material inside information. Once the plan is executed, the corporate insider does not retain any discretion over the securities traded as the broker administering the plan is authorized to trade company securities in volumes and at prices determined independently by the broker, subject to the terms set forth in the plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ Chris Biedermann
Chris Biedermann
Vice President and
Chief Financial Officer

Date: June 16, 2006